Exhibit 99.1
                          GENTA JAGO TECHNOLOGIES B.V.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


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                                                           QUARTERS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                                       --------------------------------------------------------------------
                                                            1998            1997               1998             1997

                                                       --------------------------------   ---------------------------------
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REVENUES:

Collaborative Research
and Development...................                     $      395,980    $     908,629    $       942,408     $  1,817,258
                                                       --------------------------------   ---------------------------------

Total Revenues                                                395,980          908,629            942,408        1,817,258
                                                       --------------------------------   ---------------------------------

COSTS AND EXPENSES:

Research and Development..........                     $       39,426    $   1,185,075    $     1,014,426     $  2,370,150
General and Administrative........                             45,201           12,717             78,801           25,435
                                                       --------------------------------   ---------------------------------

Total Costs and Expenses..........                             84,627        1,197,792          1,093,227        2,395,584
                                                       --------------------------------   ---------------------------------

Income (Loss) from Operations.....                     $      311,353    $    (289,163)   $      (150,819)    $   (578,326)
                                                       ================================   =================================

OTHER INCOME AND EXPENSE:

Interest Income                                                     -               52                  -              105
Interest Expense                                              194,295         (293,853)           507,658         (587,706)
                                                       --------------------------------   ---------------------------------

Total Other Income and Expense........                 $      194,295    $    (293,801)   $       507,658     $   (587,706)
                                                       --------------------------------   ---------------------------------

Net Income (Loss)                                      $      117,058    $    (582,964)        $ (658,477)    $ (1,166,032)
                                                       ================================   =================================
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